UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023 (September 26, 2023)

XERIS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40880	87-1082097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 West Fulton Street, Suite 1300
Chicago, Illinois 60607
(Address of principal executive offices, including zip code)

(844) 445-5704
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XERS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Enter into a Material Definitive Agreement.
On September 26, 2023, Xeris Biopharma Holdings, Inc., a Delaware corporation (the “Company”), and Xeris Pharmaceuticals, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the “Guarantor”), entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders of the Guarantor’s outstanding 5.00% Convertible Senior Notes due 2025 (the “Existing Notes”), pursuant to which the Company will exchange $31,975,000 in aggregate principal amount of the Existing Notes for $33,574,000 in aggregate principal amount of the Company’s new 8.00% Convertible Senior Notes due 2028 (the “New Notes”) (the “Exchange Transactions”), in each case, pursuant to the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). Following the closing of the Exchange Transactions, approximately $15.2 million in aggregate principal amount of the Existing Notes will remain outstanding with terms unchanged. The Exchange Transactions are expected to close on September 29, 2023 (the “Issue Date”), subject to customary closing conditions.

The foregoing description of the Exchange Agreements is only a summary and is qualified in its entirety by reference to the full text of the form of Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in Item 1.01 and Item 3.02.

The New Notes will governed by the terms of an Indenture (the “Indenture”), dated as of the Issue Date, to be entered into by the Company, the Guarantor and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The New Notes will bear cash interest at the rate of 8.00% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2024, to holders of record at the close of business on the preceding January 1 and July 1, respectively. In addition, the Company agreed to pay the accrued interest on the Existing Notes from July 15, 2023 to holders of the New Notes on January 15, 2024. The New Notes will mature on July 15, 2028, unless earlier converted or redeemed or repurchased by the Company.

At any time before the close of business on the second scheduled trading day immediately before the maturity date, holders of the New Notes may convert their New Notes at their option into shares of the Company’s common stock, together, if applicable, with cash in lieu of any fractional share, at the then-applicable conversion rate.

The conversion rate for the New Notes will initially be 326.7974 shares of the Company’s common stock per $1,000 principal amount of New Notes, which represents an initial conversion price of approximately $3.06 per share of common stock, and is subject to adjustment under the terms of the New Notes.

Subject to certain exceptions and subject to certain conditions, holders of the New Notes may require the Company to repurchase their New Notes upon the occurrence of a “Fundamental Change” (as will be defined in the Indenture) prior to maturity for cash at a repurchase price equal to 100% of the principal amount of the New Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The New Notes will be redeemable, in whole and not in part, at the Company's option at any time on or after July 20, 2026, at a cash redemption price equal to the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the then-applicable conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice and (ii) the trading day immediately before the date the Company sends such notice.

In certain circumstances, conversions in connection with “Make-Whole Fundamental Changes” (as will be defined in the Indenture) may result in an increase to the conversion rate, provided that the conversion rate will not exceed 549.4505 shares of the Company’s common stock per $1,000 principal amount of New Notes, subject to adjustment. In such circumstance, a maximum of 18,447,251 shares of Common Stock, subject to adjustment, may be issued upon conversion of the New Notes.

The Indenture will contain customary terms and covenants and events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Company) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding New Notes may declare 100% of the principal of, and any accrued and unpaid interest on, all of the New Notes to be due and payable. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest, if any, on all of the New Notes will become due and payable automatically. Notwithstanding the foregoing, the Indenture will provide that, to the extent the Company elects and for up to 360 days, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive special interest on the New Notes.

The New Notes will be the Company’s senior, unsecured obligations and will be guaranteed by the Guarantor.

The foregoing descriptions of the New Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the Indenture (which will include the form of the New Note). A copy of the Indenture (which will include the form of the New Note) is expected to be attached as an exhibit to a Current Report on Form 8-K to be filed by the Company following the closing of the Exchange Transactions.

The Company offered the New Notes to certain holders of the Existing Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The offer and sale of the New Notes to certain holders of the Existing Notes did not involve a public offering, the solicitation of offers for the New Notes was not done by any form of general solicitation or general advertising, and offers for the New Notes were only solicited from persons believed to be “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act. The New Notes and any Company common stock that may be issued upon conversion of the New Notes will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Event.
On September 27, 2023, the Company issued a press release announcing entry into the Exchange Agreements. A copy of the press release announcing entry into the Exchange Transactions is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Form of Exchange Agreement between the Company, the Guarantor and certain holders of the Existing Notes.
99.1	Press release issued by the Company dated September 27, 2023 (relating to the signing of the Exchange Agreements).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
Forward-Looking Statements
Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company including statements regarding the Exchange Transactions, the principal amount of the Existing Notes subject to the exchange, the closing date for the Exchange Transactions, the resulting allocation of principal between the Existing Notes and New Notes, and other statements containing the words “will,” “would,” “continue,” “expect,” “anticipate” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions and assessments made in light of the Company’s experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, geopolitical factors and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The various factors that could cause the Company’s actual results to differ materially from those expressed in or implied by such forward-looking statements, include the risk that one or more of the holders of the Existing Notes participating in the Exchange Transactions do not deliver their Existing Notes to the Company for exchange when required pursuant to the terms of the Exchange Agreements or at all. No assurance can be given that such expectations will be realized and persons reading this communication are, therefore, cautioned not to place undue reliance on these forward-looking statements. Additional information about potential impacts of financial, operational, economic, competitive, regulatory, governmental, technological, and other factors that may affect the Company can be found in the Company’s filings, including its most recently filed Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Forward-looking statements in this communication are based on information available to the Company, as of the date of this communication and, while believed to be reasonable, actual results may differ materially. Subject to any obligations under applicable law, the Company does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2023	Xeris Biopharma Holdings, Inc.

	By:	/s/ Steven M. Pieper
Name: Steven M. Pieper
Title: Chief Financial Officer